SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 12, 2009

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

 Item 2.02.  Results of Operations and Financial Condition.

On August 12, 2009, Adams Resources & Energy, Inc., a Delaware corporation, issued a press release announcing financial results for the second quarter ended June 30, 2009.  A copy of the earnings release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.  The information in this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: August 12, 2009	By:/s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer

2

FOR IMMEDIATE RELEASE
Rick Abshire (713) 881-3609
                                                                    Exhibit 99.1

ADAMS RESOURCES ANNOUNCES SECOND QUARTER EARNINGS

Houston (August 12, 2009)--Adams Resources & Energy, Inc. (NYSE Amex-AE) announced second quarter 2009 unaudited net earnings of $2,734,000 or $.65 per common share.  Revenues for the quarter totaled $515,070,000. Current earnings compare to unaudited second quarter 2008 net earnings of $4,825,000 or $1.15 per common share.  For the six months ended June 30, 2009, net earnings were $4,604,000 or $1.09 per common share.

Chairman and Chief Executive Officer, K.S. "Bud" Adams, Jr., attributed the comparative current year earnings decline to reduced commodity prices for both crude oil and natural gas.  During the second quarter of 2009, sale prices realization on Company produced crude oil averaged $59.73 per barrel while natural gas prices averaged $4.39 per mcf.  For the comparative second quarter of 2008, crude oil sales realizations averaged $122.91 per barrel with natural gas averaging $11.61 per mcf.

A summary of operating results is as follows:

	Second Quarter
	2009	2008

Operating Earnings (Expense)
Marketing	$6,799,000	$7,172,000
Transportation	612,000	1,371,000
Oil and gas	(699,000)	1,093,000
Administrative expenses	(2,384,000)	(2,503,000)
	4,328,000	7,133,000
Interest income, net	22,000	175,000
Income tax (provision)	(1,616,000)	(2,483,000)

Net earnings	$2,734,000	$4,825,000

……………………………………………….

The information in this release includes certain forward-looking statements that are based on assumptions that in the future may prove not to have been accurate. A number of factors could cause actual results or events to differ materially from those anticipated.  Such factors include, among others, (a) general economic conditions, (b) fluctuations in hydrocarbon prices and margins, (c) variations between commodity contract volumes and actual delivery volumes, (d) unanticipated environmental liabilities or regulatory changes, (e) counterparty credit default, (f) inability to obtain bank and/or trade credit support, (g) availability and cost of insurance, (h) changes in tax laws, and (i) the availability of capital, (j) changes in regulations, (k) results of current items of litigation, (l) uninsured items of litigation or losses, (m) uncertainty in reserve estimates and cash flows, (n) ability to replace oil and gas reserves, (o) security issues related to drivers and terminal facilities, (p) commodity price volatility (q) demand for chemical based trucking operations (r) successful completion of drilling activity, (s) financial soundness of customers and suppliers and (t) adverse world economic conditions.  These and other risks are described in the Company’s reports that are on file with the Securities and Exchange Commission.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$855,211	$2,246,340	$515,070	$1,280,352

Costs, expenses and other	(848,035)	(2,235,680)	(510,720)	(1,273,044)
Income tax (provision)	(2,572)	(3,624)	(1,616)	(2,483)

Net earnings	$4,604	$7,036	$2,734	$4,825

Basic and diluted net earnings
per common share	$1.09	$1.67	$.65	$1.15

Dividends per common share	$-	$-	$-	$-

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
	June 30,	December 31,
	2009	2008

ASSETS
Cash	$21,978	$18,208
Other current assets	177,154	151,158
Total current assets	199,132	169,366

Net property & equipment	36,650	35,586
Deposits and other assets	5,670	5,974
	$241,452	$210,926

LIABILITIES AND EQUITY
Total current liabilities	$153,598	$127,807
Other long-term liabilities	1,489	1,358
Shareholders’ equity	86,365	81,761
	$241,452	$210,926